L:\secfiles\s-8\1996\saturn1\PCSplan.doc.8

As filed with the Securities and Exchange Commission on December 16, 1996.
                                                    Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549-1004
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                          GENERAL MOTORS CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       STATE OF DELAWARE                               38-0572515
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

  100 Renaissance Center, Detroit, Michigan            48234-7301
3044 West Grand Boulevard, Detroit, Michigan           48202-3091
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)

                     SATURN PERSONAL CHOICES SAVINGS PLAN
                         FOR NON-REPRESENTED MEMBERS
                     ------------------------------------
                           (Full title of the plan)

                 JAMES H. HUMPHREY, CHIEF ACCOUNTING OFFICER
                          General Motors Corporation
             3044 West Grand Blvd., Detroit, Michigan 48202-3091
                                (313) 556-4167
           --------------------------------------------------------
          (Name, address and telephone number, including area code,
                            of agent for service)

                       CALCULATION OF REGISTRATION FEE
==============================================================================
                                         Proposed     Proposed
                                          maximum      maximum
                             Amount      offering     aggregate     Amount of
Title of securities          to be       price per    offering    registration
  to be registered         registered      share*       price*         fee
 ------------------------ -------------- --------- ------------ ------------

Common Stock,
  $1-2/3 par value...... 1,000,000 shares  $58.0625  $58,062,500    $17,594.70
Class H Common Stock,
  $0.10 par value.......   750,000 shares  $54.50    $40,875,000    $12,386.36
 ....................................................................----------
                                                         Total      $29,981.06
 ....................................................................==========
Interests in the Saturn
  Personal Choices Savings Plan
  for Non-Represented Members**

==============================================================================
 *Estimated solely for the purpose of determining the registration fee.
**In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a)(1) The Annual Report on Form 10-K for the year ended December 31, 1995, as amended (hereinafter referred to as the "1995 Form 10-K"), which has been filed by General Motors Corporation (hereinafter sometimes referred to as "General Motors" or the "Corporation") with the Securities and Exchange Commission (hereinafter referred to as the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "1934 Act"), and (2) the Saturn Personal Choices Plan for Non-Represented Members (hereinafter sometimes referred to as the "Plan") Annual Report on Form 11-K for the year ended December 31, 1995 (hereinafter referred to as the "1995 Form 11-K"), filed pursuant to Section 15(d) of the 1934 Act. The consolidated financial statements and financial statement schedules included in the 1995 Form 10-K and the financial statements of the Plan included in the 1995 Form 11-K, incorporated by reference herein, have been audited by Deloitte & Touche LLP (as to the financial statements and financial statement schedules of General Motors Corporation, and as to the financial statements of Hughes Electronics Corporation and the Plan) and by KPMG Peat Marwick LLP (as to the financial statements of Electronic Data Systems Corporation), independent auditors, as stated in their respective reports appearing therein, and have been so incorporated in reliance upon such reports given upon the authority of said firms as experts in accounting and auditing;

         (b) The Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1996, June 30, 1996, and September 30, 1996 and Current Reports on Form 8-K dated January 29, 1996, February 26, 1996, March 12, 1996, April 19, 1996, May 29, 1996 and June 7, 1996, filed by the Corporation pursuant to
Section 13(a) of the 1934 Act; and

         (c) the description of General Motors common stock, $1-2/3 par value (hereinafter referred to as "$1-2/3 par value common stock"), and General Motors Class H common stock, $0.10 par value (hereinafter referred to as "Class H common stock"), contained in Article Fourth of the General Motors Corporation Restated Certificate of Incorporation, filed as Exhibit 3(i) to the Corporation's Current Report on Form 8-K dated June 7, 1996, filed pursuant to Section 13 of the 1934 Act.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the $1-2/3 par value common stock and Class H common stock offered hereby have been passed upon by Martin I. Darvick, Attorney, Legal Staff of the Corporation. Mr. Darvick owns shares of $1-2/3 par value common stock and Class H common stock and has options to purchase additional shares of $1-2/3 par value common stock.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

         The Corporation's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article V of its By-Laws, the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation is insured against liabilities which it may incur by reason of Article V of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under
Article V of the By-Laws.

Item 6.  Indemnification of Directors and Officers (concluded).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is permitted to directors and officers of the Corporation pursuant to the abovementioned provisions, or otherwise, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in said Act, and is therefore unenforceable.

         Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

 (4)(a) General Motors Corporation Restated Certificate of Incorporation as amended to June 7, 1996, incorporated by reference to Exhibit 3(i) to the Current Report on Form 8-K of General Motors dated June 7, 1996, and Amendment to Article Fourth of the Certificate of Incorporation - Division III - Preference Stock, by reason of the Certificates of Designations filed with the Secretary of State of the State of Delaware on September 14, 1987 and the Certificate of Decrease filed with the Secretary of State of the State of Delaware on September 29, 1987 (pertaining to the Six Series of Preference Stock contributed to the General Motors pension trusts), incorporated by reference to Exhibit 19 to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1990 in the Form SE of General Motors dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 28, 1991 (pertaining to Series A Conversion Preference Stock), incorporated by reference to
         Exhibit 4(a) to Form S-8 Registration Statement No. 33-43744 in the Form SE of General Motors dated November 1, 1991; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 9, 1991 (pertaining to Series B
         9-1/8% Preference Stock), incorporated by reference to
         Exhibit 4(a) to Form S-3 Registration Statement No. 33-45216 in the Form SE of General Motors dated January 27, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14, 1992 (pertaining to Series C Convertible Preference Stock), incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of General Motors for the year ended December 31, 1991 in the Form SE of General Motors dated March 20, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992 (pertaining to Series D 7.92% Preference Stock), incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1992 in the Form SE of General Motors dated August 10, 1992; and as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on

Exhibit Number                                                        Page No.
--------------                                                        --------

Item 8.  Exhibits (concluded).

 (4)(a)  December 15, 1992 (pertaining to Series G 9.12% Preference
         Stock), incorporated by reference to Exhibit 4(a) to Form
         S-3 Registration Statement No. 33-49309 in the Form SE of
         General Motors dated January 25, 1993. .....................    N/A

 (4)(b)  By-Laws as amended to June 7, 1996, incorporated by reference to Exhibit 3(ii) to the Current Report on Form
         8-K of General Motors dated June 7, 1996....................    N/A

 (5)(a)  Opinion and consent of Martin I. Darvick, Attorney, Legal
         Staff of General Motors, in respect of the legality of
         the securities to be registered hereunder....................  II-9

    (b)  The registrant undertakes that it will submit or has
         submitted the Plan and any amendment thereto to the
         Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan..........................................  N/A

(23)(a)  Consent of Independent Auditors - Deloitte & Touche LLP......  II-10

    (b)  Consent of Independent Auditors - KPMG Peat Marwick LLP......  II-11

    (c)  Consent of Martin I. Darvick, Attorney, Legal Staff of
         General Motors, included in Exhibit 5(a) above...............  N/A

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 13, 1996.

                                             GENERAL MOTORS CORPORATION
                                             --------------------------
                                                    (Registrant)

                                      By
                                          /s/JOHN F. SMITH, JR.
                                           ----------------------------
                                          (John F. Smith, Jr., Chairman
                                         of the Board of Directors, Chief
                                         Executive Officer and President)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 13, 1996 by the following persons in the capacities indicated.

        Signature                                     Title
        ---------                                     -----

/S/JOHN F. SMITH, JR.                  Chairman of the Board of Directors,
------------------------------               Chief Executive Officer
(John F. Smith, Jr.)                             and President

/S/HARRY J. PEARCE                     Vice Chairman of the Board
------------------------------               of Directors
(Harry J. Pearce)

/s/J. MICHAEL LOSH                     Executive Vice President and)
------------------------------            Chief Financial Officer  )
(J. Michael Losh)                                                  )
                                                                   )
                                                                   )
/s/LEON J. KRAIN                            Vice President and     )Principal
------------------------------                Group Executive      )Financial
(Leon J. Krain)                                                    )Officers
                                                                   )
                                                                   )
/s/JOHN D. FINNEGAN                         Vice President and     )
------------------------------                  Treasurer          )
(John D. Finnegan)                                                 )


/s/WALLACE W. CREEK                            Comptroller         )
------------------------------                                     )
(Wallace W. Creek)                                                 )
                                                                   )Principal
                                                                   )Accounting
                                                                   )Officers
/s/JAMES H. HUMPHREY                     Chief Accounting Officer  )
------------------------------                                     )
(James H. Humphrey)                                                )

         Signature                               Title
         ---------                               -----


/s/ANNE L. ARMSTRONG                            Director
--------------------------------
(Anne L. Armstrong)


/s/JOHN H. BRYAN                                Director
--------------------------------
(John H. Bryan)


/s/THOMAS E. EVERHART                           Director
--------------------------------
(Thomas E. Everhart)


/s/CHARLES T. FISHER, III                       Director
--------------------------------
(Charles T. Fisher, III)


/s/J. WILLARD MARRIOTT, JR.                     Director
--------------------------------
(J. Willard Marriott, Jr.)


/s/ANN D. MCLAUGHLIN                            Director
--------------------------------
(Ann D. McLaughlin)


/s/ECKHARD PFEIFFER                             Director
--------------------------------
(Eckhard Pfeiffer)


                                                Director
--------------------------------
(Edmund T. Pratt, Jr.)


/s/JOHN G. SMALE                                Director
--------------------------------
(John G. Smale)


/s/LOUIS W. SULLIVAN                            Director
--------------------------------
(Louis W. Sullivan)


/s/DENNIS WEATHERSTONE                          Director
--------------------------------
(Dennis Weatherstone)


/s/THOMAS H. WYMAN                              Director
--------------------------------
(Thomas H. Wyman)

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Saturn Personal Choices Savings Plan for Non-Represented Members has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring Hill, State of Tennessee, on December 13, 1996.

                                       SATURN PERSONAL CHOICES SAVINGS PLAN
                                            FOR NON-REPRESENTED MEMBERS
                                      -------------------------------------
                                                     (Plan)



                                    By

                                         /s/DONALD W. HUDLER
                                         -------------------------
                                         (Donald W. Hudler,
                                             President)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on December 13, 1996 by the following persons as members of the Saturn Action Council of Saturn Corporation, the Council thereunto duly appointed with full power and authority to construe, interpret and administer the said Plan.

          Signature                     Title
          ---------                     -----


/s/DONALD W. HUDLER                   President
-------------------------
(Donald W. Hudler)


/s/ALEC BEDRICKY                      Member
-------------------------
(Alec Bedricky)


/s/ROBERT E. BORUFF                   Member
-------------------------
(Robert E. Boruff)


/s/ALICE OSBURN                       Member
-------------------------
(Alice Osburn)


/s/R. TIMOTHY EPPS                    Member
-------------------------
(R. Timothy Epps)


/s/JOE KENNEDY                        Member
-------------------------
(Joe Kennedy)


/s/THOMAS G. MANOFF                   Member
-------------------------
(Thomas G. Manoff)